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                                                                    EXHIBIT 21.1

                       LIST OF WHOLLY OWNED SUBSIDIARIES
                         RATIONAL SOFTWARE CORPORATION

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
Name                                       Jurisdiction of Incorporation
----                                       -----------------------------
Rational Software Holdings LLC             Delaware
Rational Software Technology Corporation   Delaware
Rational Software SPC LLC                  Delaware
Rational International                     California
Rational Software Canada Co.               Canada
Rational Software Limited                  United Kingdom
Rational Software SARL                     France
Rational Software GmbH                     Germany
Rational Software B.V.                     Netherlands
Rational Software N.V.                     Belgium
Rational Software Nordic AB                Sweden
Rational Software Finland Oy               Finland
Rational Software Norway AS                Norway
Rational Software Denmark A/S              Denmark
Rational Software Schweiz GmbH             Switzerland
Rational Software s.r.l.                   Italy
Rational Software Austria GmbH             Austria
Rational Software Spain S.R.L.             Spain
Rational Software Ireland Limited          Ireland
Rational Holding SARL                      France
Attol Testware SA                          France
Rational Software Israel Ltd.              Israel
Rational Software Pty Ltd.                 Australia
Rational Software Pte Ltd.                 Singapore
Rational Software Korea Ltd.               Korea
Rational Software Corp. (India) Pvt. Ltd.  India
Rational Software New Zealand              New Zealand
Rational Software Greater China Ltd.       Hong Kong
Nihon Rational Software K.K.               Japan
Rational Software Sdn Bhd                  Malaysia
Rational Software Do Brasil Ltda.          Brazil
Rational Software S.A. de C.V.             Mexico
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